Exhibit 10.16 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED COMMERCIAL SUPPLY AGREEMENT SGD-1006 This Commercial Supply Agreement (this “Agreement”), effective as of the 1ST day of DECEMBER 2010 (the “Effective Date”), is entered into by and between: Seattle Genetics, Inc., a company incorporated under the laws of Delaware, with its principal office located at 21823 - 30th Drive S.E., Bothell, Washington 98021 (“Company”); and SAFC, an operating division of Sigma-Aldrich, Inc., a company incorporated under the laws of the State of Wisconsin, USA, with its principal office located at 3050 Spruce Street, St. Louis, Missouri 63103 (“SAFC”). Company and SAFC are hereinafter sometimes referred to separately as a “Party” or together as the “Parties”. RECITALS WHEREAS, Company is engaged in the research and development of products, including SGD-1006 and the Finished Product, brentuximab vedotin (or SGN-35) (as such terms are hereinafter defined), WHEREAS, SAFC develops, manufactures and sells a broad range of biochemicals and organic chemicals globally for use in pharmaceutical development and as key components in pharmaceutical and other high technology manufacturing; WHEREAS, Company desires to engage SAFC to manufacture SGD-1006 at commercial scale for use in the Finished Product; and WHEREAS, SAFC is willing to manufacture and supply to Company SGD-1006 upon the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements contained herein, the Parties hereby agree as follows: 1. Definitions and Interpretation 1.1 “Affiliate” means any entity controlling, controlled by or under common control with either Party hereto. For purpose of this definition, “control” shall mean ownership of over fifty percent (50%) of the equity, the outstanding voting securities or other ownership interest of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity. In the case of non-stock organizations, the term “control” shall mean the power to control the distribution of profits. Commercial Supply - SGD-1006 1 SAFC Rev May 2006

2/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED 1.2 “Analytical Methods” shall mean the set of validated analytical methods related to the Manufacturing of the SGD-1006 as provided by Company, or developed on behalf of Company, by SAFC. 1.3 “Applicable Laws” shall mean all laws, statutes, ordinances, codes, rules and regulations which have been enacted by a Regulatory Agency and/or are applicable to the Manufacture of SGD-1006. 1.4 “Batch or batch size” shall have the meaning of [ * ] of SGD-1006 or other quantities that may be mutually agreed to by both parties in the future. 1.5 “Batch Record” or “Master Batch Record” means the mutually agreed upon final batch production and control records for SGD- 1006 prepared in accordance with Q7A guidelines. 1.6 “Commencement Date” means the date Company issues its initial binding written purchase order for the commercial supply of SGD-1006 under Section 3.2 below. 1.7 “Commercial Forecast” shall have the meaning set forth in Section 3.1 hereof. 1.8 “Compliance Level” shall have the meaning set forth in Section 2.9(b) hereof. 1.9 “Confidential Information” shall mean all the technical information, whether tangible or intangible, including (without limitation) any and all data, techniques, discoveries, inventions, processes, know-how, patent applications, inventor certificates, trade secrets, methods of production and other proprietary information, that either Party or any Affiliate of a Party has ownership rights to (as either owner, licensee or sub-licensee), or may hereafter obtain rights. 1.10 “Current Good Manufacturing Practices” or “cGMP” shall mean the FDA’s current good manufacturing practices, as first published in the Federal Register and then specified in the Code of Federal Regulations and FDA’s guidance documents, applicable to the manufacture of SGD-1006 and all successor regulations and guidance documents thereto, as well as the comparable practices, regulations and documents of any other comparable Regulatory Agency, as in effect from time to time, including the guidance document developed by the International Conference on Harmonization known as “Q7A Good Manufacturing Practice Guidance”. 1.11 “Deviation” shall have the meaning set forth in the Quality Agreement. 1.12 “EMA” shall mean the European Medicines Agency of the European Union. [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 2 SAFC Rev May 2006

3/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED 1.13 “Facility” shall mean SAFC’s facility located at [ * ]. 1.14 “Failure to Supply” shall have the meaning set forth in Section 2.10(a) hereof. 1.15 “FDA” shall mean the United States Food and Drug Administration, and any successor thereto. 1.16 “Finished Product”, “SGN-35” or “brentuximab vedotin” shall mean the finished dosage form drug product that contains the SGD-1006 as an active ingredient, in vials, labelled and packaged, ready for commercial sale. 1.17 “Fully Burdened Manufacturing Cost” shall have the meaning set forth in Section 5.5(b) hereof. 1.18 “Intellectual Property” means all inventions, discoveries, improvements, design rights, patents, trademarks, copyrights, trade secrets, know-how, and all other intellectual and industrial property rights of every kind and nature however designated, whether arising by operation of law, contract, license or otherwise, and any equivalents thereof, which are made, developed, conceived, reduced to practice, or created by or on behalf of a Party, or jointly by a Party with the other Party or with a third party, in connection with a Party’s performance under this Agreement. Intellectual Property also means and includes all applications, registrations, renewals, extensions, continuations, continuations-in-part, divisions or reissues of any of the foregoing, now or hereafter existing, made or in force, and including any and all rights in any of the foregoing. 1.19 “Laboratory” shall have the meaning set forth in Section 4.2 hereof. 1.20 “Manufacture, Manufacturing or Manufactured” means all activities related to the manufacturing of SGD-1006, or any ingredient thereof in accordance with the terms and conditions of this Agreement and the Quality Agreement, which may include manufacturing SGD-1006 or supplies for development or commercial sale, packaging SGD-1006, in-process and final testing and release of SGD-1006, or any component or ingredient thereof, quality assurance activities related to manufacturing and release of SGD-1006 and regulatory activities related to any of the foregoing. 1.21 “Manufacturing Process” shall mean the instructions, specifications for raw materials and excipients, formulae, procedures, tests and standards developed, established and described by Company or developed by or for Company’s use in Manufacturing SGD-1006. 1.22 “Marks” shall have the meaning set forth in Section 11.4 hereof. 1.23 “Minimum Lead Time” shall have the meaning set forth in Section 3.2(a) hereof. [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 3 SAFC Rev May 2006

1.24 "OOS" (Out of Specification) shall have the meaning set forth in the Quality Agreement.

1.25 "Qualified Alternate Facility" shall have the meaning set forth in Section 2.9(a)(i) hereof.

1.26 "Quality Agreement" means the Quality Agreement between Company and SAFC attached hereto and incorporated herein by reference as Appendix 1.

1.27 "Regulatory Agency" means the FDA, the EMA, or any comparable national or territorial regulatory entity having substantially the same functions.

1.28 "[*]" has the meaning set forth in Section 2.9(a).

1.29 "SGD-1006" shall mean vcMMAE, in all instances meeting the Specifications, manufactured and sold by SAFC to Company.

1.30 "SGD-1006 Requirements" shall have the meaning set forth in Section 4.1 hereof.

1.31 "Specifications" shall mean Manufacturing and SGD-1006 specifications set forth in Appendix 2 hereto and/or in the Quality Agreement (and any attachments thereto), and including the Manufacturing Process.

1.32 "Term" shall have the meaning set forth in Section 9.1 hereof.

1.33 "Third Party Designee" shall have the meaning set forth in Section 2.9(a).

1.34 "[*]" shall have the meaning set forth in Section 2.10(b) hereof.

2. Manufacture and Supply of SGD-1006

2.1 General Conditions of Supply. During the Term, SAFC shall Manufacture at the Facility and supply SGD-1006 to Company, and Company shall purchase SGD-1006 from SAFC in such quantities as Company may order from time to time, subject to the limitations and requirements set forth herein.

2.2 Specifications. At all times during the Term, SAFC shall Manufacture the SGD-1006 in accordance with cGMP, the Specifications and the Quality Agreement.

2.3 Quality Control and Release. The quality control(s) and the release(s) of SGD-1006 (including documentation) shall be done by SAFC in accordance with the Quality Agreement and this Agreement. Company shall have the right to reject SGD-1006 that does not meet cGMPs and the quality control and release testing requirements agreed upon by SAFC and Company in the Quality Agreement or this Agreement.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SAFC Inspiring Science

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED

4/30

5/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED 2.4 I nspections. Inspections of SAFC’s facilities used in the Manufacture of the SGD-1006, including the Facility, shall be conducted as specified in the Quality Agreement. Subject to the limitations and qualifications set forth in the Quality Agreement, upon reasonable prior notice, SAFC shall permit Company’s representatives and partners (licensees) to visit and audit SAFC’s facilities used in the Manufacture of the SGD-1006 to observe the Manufacturing of SGD-1006, to discuss the Manufacturing of SGD-1006 with appropriate officials of SAFC and to inspect and audit records relevant to the Manufacturing of the SGD-1006. 2.5 Person in the Plant. SAFC shall permit representatives of Company (limited to a reasonable number of qualified persons) during normal business hours with reasonable advance notice (not less than [ * ]) and subject to the confidentiality undertakings provided below, to observe manufacturing or packaging for shipment of the SGD-1006 pursuant to this Agreement. The limit on number of qualified persons shall not apply during the pre-approval period for qualification Batches. Company agrees that Company’s representatives shall comply with SAFC’s reasonable rules, regulations and safety procedures and cGMP while on SAFC’s premises. Company’s representatives may include employees of its Affiliates, licensees or sublicensees. In addition, SAFC shall provide reasonable accommodations for Company’s representatives, including a desk and access to the internet, phones, copiers, fax machines and other miscellaneous office equipment as requested. 2.6 C hanges to Specifications and Process. The Specifications shall be amended only as agreed upon in writing by Company and SAFC; provided, however, that the Parties agree to cooperate to amend or supplement the Specifications to the extent reasonably necessary to comply with changes in applicable laws and/or regulations or the requirements of applicable Regulatory Agencies or as Company may reasonably request from time to time (provided such request is made in good faith). Notwithstanding anything to the contrary, SAFC shall not make any Specification changes, Manufacturing Process changes or Facility changes with respect to the manufacture of the SGD-1006 without prior written permission from Company. SAFC shall follow the change control procedures set forth in the Quality Agreement for any proposed changes in the Specifications and/or Manufacturing Process. SAFC acknowledges that any such change(s) shall, in each case, comply with cGMP, this Agreement, the Quality Agreement and Applicable Laws. In the event such amendment (whether as a result of changes in Applicable Laws or the requirements of Regulatory Agencies or at Company’s reasonable and good faith request or otherwise) requires additional cost or schedule adjustments for the Manufacture of the SGD-1006 hereunder, Company and SAFC shall agree in good faith on an equitable adjustment to price and/or schedule, as appropriate. Any such amended Specifications shall be reflected in and attached hereto as an amended and restated A ppendix 2. In the event the parties are unable to agree on such equitable adjustment, SAFC may refuse to implement the change, in which event, Company may [ * ] upon notice to SAFC. [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 5 SAFC Rev May 2006

2.7 Documentation.

(a) General. Upon completion of Manufacture of each batch of SGD-1006, SAFC shall provide to Company accurate documentation related to the Manufacturing of SGD-1006 including: a certificate of analysis, certificate of compliance, Deviations, the Batch Record, and any other information specified in the Quality Agreement.

(b) Batch Records. The Batch Records and Master Batch Records shall be treated as Confidential Information of Company and shall not be used or disclosed by SAFC other than for the purposes of permitting SAFC to exercise its rights or fulfil its obligations under this Agreement and, where necessary, for disclosure to the relevant Regulatory Agencies in order to comply with regulatory requirements relating to the Manufacturing of SGD-1006 by SAFC.

(c) Retention of Documentation. All documentation related to the Manufacturing of SGD-1006 shall be archived with SAFC after Manufacturing in accordance with SAFC's document retention policies or as specified in the Quality Agreement. Company shall be contacted before destruction of any SGD-1006 specific records and shall be given the option to retain such documents.

2.8 Safety of SGD-1006. Each Party shall notify the other Party of any unusual health or environmental occurrence, including any safety or toxicity problems, relating to SGD-1006 promptly but no later than within [*].

2.9 Purchase Commitment.

(a) During the Term and upon the terms and subject to the conditions of this Agreement Company, for and on behalf of itself, its Affiliates, sublicensees, licensees, contractors and collaborators, as well as for and on behalf of those third parties that are designated by Company and agreed upon by SAFC (such consent not to be unreasonably withheld) ("Third Party Designees"), which shall be deemed to include Millennium Pharmaceuticals, Inc. and its Affiliates, agrees to purchase from SAFC at least the Compliance Level of the SGD-1006, provided that SAFC is able to supply such SGD-1006 in accordance with this Agreement. Notwithstanding the foregoing, Company shall [*].

Company hereby agrees that SAFC may qualify, as the [*], at Company' sole discretion, if SAFC:

(i) can demonstrate its ability to supply [*] of Company's, its Affiliates', subsidiaries', licensees', sublicensees', collaborators', Third Party Designees' and contractors' [*]; provided, that for purposes of this definition, SAFC's facility in [*] shall be [*] from the Facility ("Qualified Alternate Facility");

(ii) demonstrates that [*]; and

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SAFC Inspiring Science

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED 6/30

7/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED (iii) mutually agrees with Company on a [ * ]. (b) In the event that SAFC intends to [ * ] at any time during the Term, then [ * ]. During the Term, Company, its Affiliates, sublicensees, Licensees, contractors, collaborators, and Third Party Designees, shall purchase SGD-1006 at the [ * ]. [ * ]. (c) Notwithstanding anything to the contrary, Company shall have the right to require SAFC to manufacture SGD-1006 for and supply SGD-1006 directly to Company’s Affiliates, sublicensees, licensee, contractors, collaborators and Third Party Designees; provided, however, that if Company requires SAFC to supply such SGD-1006, Company shall [ * ] with respect to such orders. The manufacture and supply of SGD-1006 to such Affiliates, sublicensees, licensees contractors, collaborators and Third Party Designees will be in accordance with the terms and conditions of this Agreement, including without limitation the [ * ], provided that SAFC will continue to invoice [ * ], and Company, its Affiliates, sublicensees, licensee, contractors, collaborators and Third Party Designees shall furnish SAFC with forecasts and orders which include forecasts and orders for all such Affiliates, sublicensees, collaborators and Third Party Designees. Company shall also designate the delivery destination for the SGD-1006, and Company shall pay SAFC directly for orders of SGD-1006 that have been accepted by such Affiliate, sublicensee, licensee, contractors, collaborator or Third Party Designee. All SGD-1006 supplied to Affiliate, sublicensee, licensee, contractors, collaborator or Third Party Designee shall provide such Affiliate, sublicensee, licensee, contractors, collaborator or Third Party Designee the [ * ], such as conformance to the [ * ], as is available to Company hereunder. 2.10 D elay; [ * ]. (a) If SAFC is or will be unable, for any reason (including an event of Force Majeure under Section 11.17 hereof), to supply the SGD-1006 in accordance with the quantities and/or delivery dates specified by Company in a purchase order received by SAFC (“Failure to Supply”), SAFC shall [ * ] notify Company in writing of such circumstance. If the quantities are within [ * ] of the Commercial Forecast and such delivery dates meet the [ * ] requirements herein then within [ * ] of such notice of Failure to Supply, SAFC shall provide Company the cause of such Failure to Supply and shall propose a plan of remediation. (b) If such Failure to Supply will continue or does continue for a period of [ * ], and SAFC is unable in the Facility or any Qualified Alternate Facility to Manufacture the SGD-1006 in [ * ], then Company may, at its discretion and upon written notice to SAFC (i) [ * ], without being deemed to be in [ * ] of this Agreement, and/or (ii) if such [ * ] pursuant to Section [ * ], provided that the period of Failure to Supply shall count towards the notice period requirement in such Section [ * ]. In the event of 2.10(b)(i) or (ii) above, upon Company’s request, SAFC shall [ * ], at [ * ], in order to allow Company to promptly resume its supply of SGD- 1006 by way of [ * ]. [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 7 SAFC Rev May 2006

8/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED (c) SAFC shall promptly notify Company when SAFC can resume supply of SGD-1006 in accordance with this Agreement and provide Company with a firm date for delivery of the SGD-1006 in accordance with Company’s needs. Upon receipt of notice, Company, at its discretion, may continue production of the SGD-1006 if Company is self-manufacturing the SGD-1006 or continue the contract with [ * ] under the terms and conditions of that contract; but Company will use reasonable commercial efforts to resume supply from SAFC to the Compliance Level within [ * ]. 3. Forecasts, Release, Purchase Orders, Delivery and Storage 3.1 F orecasts. Reasonably in advance of the Commencement Date, Company shall determine its initial estimated purchases of the SGD-1006 from SAFC under this Agreement and shall deliver to SAFC a written, non-binding, [ * ] forecast (the “Commercial Forecast”) of such estimated quantities. The Commercial Forecast shall cover each of the next succeeding [ * ]. After delivery of the initial Commercial Forecast, the Commercial Forecast shall be updated by Company on a [ * ], which update shall include the next [ * ] of the previous Commercial Forecast. Although the Commercial Forecast is non-binding, Company understands that SAFC shall use the Commercial Forecast for planning purposes (including raw material acquisitions and investment in equipment and other resources) in order to make available the production capacity required to Manufacture and supply the forecasted amounts of the SGD-1006 within the time frames specified therein. For the avoidance of doubt, until such a time when SAFC has approval from Company to manufacture the raw materials and intermediates required in the manufacture of SGD-1006, Company will be responsible for insuring that all raw materials and intermediate are supplied in sufficient quantity and in a timeframe that will not prevent SAFC from meeting its delivery obligations. 3.2 I nitial Commercial Supply; Purchase Orders. (a) To initiate SAFC’s Manufacture and supply of commercial quantities of the SGD-1006 under this Agreement, Company must issue a binding written purchase order for its purchase of SGD-1006 at [ * ] prior to the scheduled shipment of SGD-1006 thereunder or such shorter time as may be agreed upon by the Parties in writing (the “Minimum Lead Time”). (b) Within [ * ] of receipt of a purchase order, SAFC shall notify Company in writing of its acceptance of the purchase order. If SAFC fails to respond [ * ] of receipt of the purchase order, the purchase order shall be deemed accepted. [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 8 SAFC Rev May 2006

(c) If a purchase order [*] of the Commercial Forecast or does not meet the Minimum Lead Time, SAFC will be required only to use commercially reasonable efforts to fill such excess or accommodate such shorter lead-time.

(d) For each such purchase of SGD-1006, the purchase order shall specify: (i) quantity requested; (ii) the requested delivery date; and (iii) shipping instructions and address.

(e) Each purchase order shall give rise to a contract for the purchase of such SGD-1006 under the terms and conditions set forth in this Agreement, to the exclusion of any additional or contrary terms set forth in any purchase order, unless otherwise explicitly agreed to in writing by the Parties.

3.3 Release of SGD-1006. SAFC shall notify Company when (i) the Manufacture of SGD-1006 is complete, (ii) all Batch Records have been reviewed by SAFC, (iii) all testing is completed, reviewed, and SGD-1006 meets Specifications (certificate of analysis), (iv) all Deviations have been adequately reviewed and approved, and (v) SGD-1006 has been released by SAFC in accordance with the Quality Agreement. SAFC shall ensure that release occurs within [*] after Manufacturing is complete. This does not include the Company review of manufacturing documentation including batch records, deviations, test data, etc which is required prior to Company release.

3.4 Delivery, Title and Risk of Loss. All SGD-1006 supplied by SAFC hereunder shall be supplied [*] within the meaning of Incoterms 2000, using validated shipping methods. Delivery of the SGD-1006 to the [*] shall constitute delivery to Company. [*]. SAFC shall not ship any SGD-1006 that does not conform to the Specifications. Each shipment of SGD-1006 shall be accompanied by all documentation described in Section 2.7(a).

3.5 Packaging. SAFC will preserve, package, handle, and pack all SGD-1006 so as to protect the SGD-1006 from loss or damage, in conformance with standard commercial practices, the Specifications, the Quality Agreement, Applicable Laws, Company SOPs, and other applicable standards.

3.6 Storage. SAFC shall hold all SGD-1006 under the storage conditions established pursuant to the Quality Agreement and in accordance with cGMP. SAFC shall store the SGD-1006 for a period not to exceed [*], at its own cost, after the SGD-1006 has been released in accordance with Section 3.3 above. Any SGD-1006 held by SAFC beyond [*] from the release date shall be subject to SAFC's standard storage charges.

4. Rejection, Defects and Non-Conforming Goods

4.1 Nonconforming SGD-1006. Within [*] from the date SAFC delivers SGD-1006 in accordance with all the requirements of Section 3.4, to Company or to a third party designated by Company (after SGD-1006 release), Company shall have the right to report any shortages in shipment, and determine whether such SGD-1006

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED

9/30

10/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED conforms to the warranties set forth in Section 6.2, including but not limited to cGMP, the applicable Specifications and generally to the requirements according to the Quality Agreement (collectively the “SGD-1006 Requirements”). Any claim by Company that SGD-1006 does not meet SGD-1006 Requirements or is in shortage shall be made in writing to SAFC within such [ * ] period and shall be accompanied by a detailed report of analysis or report of short SGD-1006 prepared by or on behalf of Company. If a defect in SGD-1006 could not have been ascertained by Company upon reasonable inspection and analysis of the SGD-1006, then the [ * ] time period referred to herein shall not apply; provided that (i) Company notifies SAFC promptly upon having reason to know of such defect (but in any event no later than [ * ] from the date of delivery) and (ii) the limitation on remedy and liability set out in Section 4.3 below shall apply with respect thereto. Subject to the provisions of Section 4.2, Company has the right to reject and return, [ * ], any portion of any shipment of SGD-1006 that fails to comply with all of the SGD-1006 Requirements, without invalidating any remainder of such shipment. 4.2 D isagreement Concerning Fulfilment of SGD-1006 Requirements. In the event of a disagreement concerning the fulfilment of SGD-1006 Requirements, Company and SAFC shall agree on an independent testing laboratory or consultant of recognized standing in the industry (“Laboratory”) to determine whether any such SGD-1006 met the SGD-1006 Requirements. The findings of the Laboratory shall be binding. The expenses related to such testing shall be borne by [ * ] only if the testing confirms that SGD-1006 Requirements are not fulfilled (unless the nonconformity is directly attributable to [ * ]), and otherwise by [ * ]. During any period that the Parties are in dispute regarding the conformity of the SGD-1006, SAFC shall, if requested by Company, [ * ], and Company shall [ * ] of SGD-1006 and the replacement shipment of SGD-1006 if the Laboratory confirms the conformity of the original shipment, otherwise, [ * ] shall bear the cost for the [ * ] if Laboratory confirms the non-conformity of the original shipment. 4.3 R emedies for Non-Conforming Product or Shortage. If any SGD-1006 delivered to Company fails to conform to SGD-1006 Requirements, or if there is any shortage of SGD-1006 in the shipment, SAFC shall, at Company’s election, [ * ] with [ * ] that conforms to the [ * ] within [ * ] from the date all required Raw Materials are provided to SAFC by Company, or issue Company [ * ] paid for such non-conforming SGD-1006 or shorted SGD-1006. Company will [ * ] for each batch supplied to SAFC and [ * ]. Pursuant to written directions from SAFC, Company shall either return the non-conforming SGD-1006 to SAFC or destroy it, in each case, [ * ]. If Company is directed to destroy non-conforming SGD-1006, then Company shall provide SAFC a certificate certifying such destruction. Except as provided for under Section 6.6 hereof regarding SAFC’s indemnification obligations for third party claims, the remedy described in this Section 4.3 shall be Company’s sole remedy and SAFC’s only liability for SGD-1006 failing to meet the SGD-1006 Requirements or short SGD-1006. 4.4 D eviations and OOS. At the request of one Party, each Party shall cooperate with the other Party in the investigation and response to any SGD-1006 complaints concerning Deviations and OOS, which may relate to a Party’s role in the Manufacture of SGD-1006 (in addition to complying with the corresponding provisions in the Quality Agreement). [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 10 SAFC Rev May 2006

11/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED 5. Sales Prices and Terms of Payment 5.1 C urrency. Except as otherwise expressly indicated, all references to “$” or to “dollars” in this Agreement shall be read as referring to the legal tender of the United States of America. 5.2 S ales Prices. The sales prices for SGD-1006 Manufactured under this Agreement and released by SAFC’s quality assurance department shall be the sales prices set forth in A ppendix 3. The sales prices are to be understood as packaged and ready for further processing at the facility of Company or of a third party designated in writing by Company, excluding costs of shipping, insu rance and freight and further excluding applicable sales or other taxes (which will be applied as set forth in Section 5.6 hereof). All prices are quoted in United States Dollars. 5.3 I nvoices and Payments. SAFC shall invoice Company at the time of delivery (or authorized partial delivery) of the SGD-1006. Company shall make all payments of undisputed amounts in accordance with the SAFC invoices. Further, all payments of undisputed amounts made hereunder are due within [ * ] from the date of the SAFC invoice unless Company has provided notice under Section 4 above of defects, rejection or non-conforming SGD-1006. Payments shall be made to SAFC in accordance with the instructions on the invoice. All payments hereunder shall be made in United States Dollars. 5.4 O verdue Payments. Company shall pay interest on all past-due undisputed amounts at a rate of interest equal to the lesser of [ * ] or the maximum rate permitted by applicable law. 5.5 P rice Adjustment. Notwithstanding any other provision of this Agreement to the contrary, each year of the Term following the [ * ] of the Term, with [ * ] prior written notice to Company, and in addition to any other price adjustment that may be permitted by this Agreement or otherwise agreed to by the Parties, [ * ] for such year by the percentage increase in the [ * ] as reported by the U.S. Department of Labor Bureau of Labor Statistics from the Effective Date to the time of such written notice to Company reflecting such price increase. 5.6 T axes. (a) If Company must withhold from any payment to SAFC under this Agreement any taxes required to be withheld by Company under the applicable laws of any country, state, territory or jurisdiction, such amount shall be paid to the appropriate taxing authorities. Upon request, Company shall provide SAFC with documentation of such withholding as is reasonably available to allow SAFC to document such tax withholdings for purposes of claiming tax credits and similar benefits. [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 11 SAFC Rev May 2006

12/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED (b) Any use tax, sales tax, excise tax, duty, custom, inspection or testing for, or any other tax, fee or charge of any nature whatsoever imposed by, any governmental authority, on or measured by the transaction between Company and SAFC shall be paid by Company in addition to any other amounts due hereunder. 6. Recall, Warranties, Indemnification and Insurance 6.1 R ecall. (a) Company shall be responsible for conducting any recall of Finished Product, and SAFC shall co-operate with and give all reasonable assistance to Company in conducting any such recall to the extent it relates to the SGD-1006. SAFC shall bear the expense of any recall resulting from [ * ] and/or of the [ * ] and/or from [ * ]. Otherwise, Company shall bear such expenses. Notwithstanding the foregoing, to the extent such recall or similar action is due to [ * ]or from their [ * ], then each Party shall share in such costs in proportion to the damages or losses caused by [ * ]. In the event of such recall or similar action, each Party shall use commercially reasonable efforts to mitigate the costs associated therewith. (b) In the case of a disagreement as to the existence or level of nonconforming SGD-1006 in connection with a recall under Section 6.1(a) above, then the matter shall be referred to the Laboratory in accordance with Section 4.2 above. The decision of the Laboratory shall be final and binding on the Parties with regards to nonconforming SGD-1006, except to the extent the basis for such recall relates primarily to a violation of cGMP or [ * ], in which case such disagreement shall be resolved by binding arbitration in accordance with Section 10.3. 6.2 S AFC Representations and Warranties. SAFC hereby represents and warrants as follows: (a) (i) The execution, delivery and performance of this Agreement does not conflict with, violate or breach any agreement to which SAFC is a party or SAFC’s constituent documents, (ii) SAFC is not prohibited or limited by any law or agreement (to which it is a party) from entering into this Agreement and (iii) the performance of this Agreement will not create any conflict with any other business or activity engaged in by SAFC; (b) The SGD-1006 shall be Manufactured and shipped in compliance with cGMP, the Specifications and all other Applicable Laws; [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 12 SAFC Rev May 2006

13/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED (c) All SGD-1006 delivered by SAFC hereunder: will conform to the Quality Agreement, the applicable Purchase Order and the Specifications, will not be adulterated or misbranded within the meaning of the U.S. Food, Drug, & Cosmetic Act, or any other Applicable Laws and will be manufactured at the Facility which is in compliance with cGMP; and (d) SAFC will have obtained and maintained in effect all such approvals and permits as may be required under Applicable Laws to operate the Facility for the purposes of Manufacturing SGD-1006 under the Quality Agreement and under this Agreement; (e) Unencumbered title to all SGD-1006 will be conveyed to Company upon delivery; (f) The Batch Records shall conform with the Specifications; (g) If any [ * ] and/or intellectual property rights are incorporated into the Manufacturing of SGD-1006, the use of such inventions and/or rights shall not [ * ]; (h) Neither SAFC, nor any of its employees or agents working hereunder, has ever been, is currently, or is the subject of a proceeding that could lead to that party becoming, as applicable, a Debarred Entity or Individual, an Excluded Entity or Individual or a Convicted Entity or Individual. SAFC further covenants, represents and warrants that if, during the term of this Agreement, it, or any of its employees or agents working hereunder, becomes or is the subject of a proceeding that could lead to that party becoming, as applicable, a Debarred Entity or Individual, an Excluded Entity or Individual or a Convicted Entity or Individual, SAFC sh all immediately notify Company, and Company shall have the right to immediately terminate this Agreement upon notice. For purposes of this provision, the following definitions shall apply: A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) (or any comparable law of the EMA or any country in the world, as each may be amended from time to time) from providing services in any capacity to a person that has an approved or pending drug product application. A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) (or any comparable law of the EMA or any country in the world, as each may be amended from time to time) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity. An “Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, (or any comparable international programs) or (ii) an individual or entity, as applicable, who has been excluded, debarred, suspended or is [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 13 SAFC Rev May 2006

14/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (“GSA”), or any comparable international programs. A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a crimina l offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a – 7(a) (or any comparable law of the EMA or any country in the world, as each may be amended from time to time), but has not yet been excluded, debarred, suspended or otherwise declared ineligible. 6.3 C ompany Representations and Warranties. Company represents and warrants that (i) the execution, delivery and performance of this Agreement does not conflict with, violate or breach any agreement to which Company is a party or Company’s constituent documents, (ii) Company is not prohibited or limited by any law or agreement to which it is a party from entering into this Agreement and (iii) the performance of this Agreement will not create any conflict with any other business or activity engaged in by Company. 6.4 D isclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT. 6.5 C ompany Indemnification. Company shall indemnify, defend and hold harmless SAFC, its Affiliates and its or their directors, officers and employees from all actions, losses, demands, costs and liabilities arising from any third party claim (including reasonable attorney’s fees) to which SAFC is or may become subject insofar as they arise out of or are alleged or claimed to arise out of: (a) any breach by Company of any of its material obligations or representations and warranties under this Agreement; (b) any negligent act or omission or willful misconduct by Company, its Affiliates or its or their directors, officers, employees, agents or subcontractors; (c) SAFC strictly following any of Company developed procedures as described in the Analytical Methods, the Manufacturing Process and the Specifications; (d) Company’s conversion of the SGD-1006 into the Finished Product; (e) the labeling, marketing, distribution or sale by Company of the SGD-1006 or the Finished Product; (f) the use or consumption of the SGD-1006 or any related Finished Product; or [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 14 SAFC Rev May 2006

15/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED (g) the infringement by Company of patents or proprietary rights of any third party, which are incorporated into the Finished Product; in each case except that Company shall have no obligation to indemnify, defend or hold harmless SAFC, its Affiliates and its or their directors, officers and employees for any breach of its material obligations or representations and warranties under this Agreement, or for any negligent acts or omissions or willful misconduct by SAFC or its Affiliates and its or their directors, officers, employees, agents or permitted subcontractors associated with its obligations under this Agreement or to the extent its an indemnifiable obligation of SAFC set forth in Section 6.6 below. 6.6 S AFC Indemnification. SAFC shall indemnify, defend and hold harmless Company, its Affiliates and its licensees or sublicensees, contractors, collaborators, Third Party Designees or each of their directors, officers and employees from all actions, losses, demands, costs and liabilities arising from any third party claim (including reasonable attorney’s fees) to which Company or such entities is or may become subject insofar as they arise out of or are alleged or claimed to arise out of: (a) any breach by SAFC of any of its material obligations or representations and warranties under this Agreement or the Quality Agreement; (b) any negligent act or omission or willful misconduct by SAFC, its Affiliates or its or their directors, officers, employees, agents or subcontractors; (c) SAFC’s negligence or willful misconduct in the development, testing, use, storage, handling, packaging, labeling, Manufacture, storage or delivery of SGD-1006, formulations containing SGD-1006 or its Raw Materials; (d) any manufacturing procedures, methods or techniques (or component thereof) that are incorporated into the Manufacturing Process or Specifications by SAFC for which Company did not provide written consent; or (e) [ * ] by SAFC of [ * ] of [ * ] without Company’s written consent or for which SAFC was [ * ]; in each case except that SAFC shall have no obligation to indemnify, defend, or hold harmless Company, its Affiliates and its licensees or sublicensees or their directors, officers and employees for any breach of its material obligations or representations and warranties under this Agreement, or for any negligent acts or omissions or willful misconduct by Company or its Affiliates and its or their directors, officers, employees, agents or permitted subcontractors associated with its obligations under this Agreement or to the extent its an indemnifiable obligation of Company set forth in Section 6.5 above. 6.7 I ndemnification Procedure. Either Party intending to seek indemnification from the other Party under Sections 6.5 or 6.6 above, as the case may be, shall give the other Party prompt notice of any such claim or lawsuit (including a copy thereof) served upon it and shall fully cooperate with the other Party and its legal [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 15 SAFC Rev May 2006

16/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED representatives in the investigation of any matter which is the subject of indemnification. Such Party seeking indemnification shall not unreasonably withhold its approval of the settlement of any claim, liability or action covered by the above indemnification provisions. Notwithstanding the foregoing, the failure to give timely notice to the indemnifying Party shall not release the indemnifying Party from any liability to the Party seeking indemnification to the extent the indemnifying Party is not prejudiced thereby. 6.8 C ompany Insurance. Without limiting its liability under this Agreement (except as may be otherwise expressly provided in this Agreement), during the Term and for [ * ] after the expiration or termination of this Agreement, Company shall obtain and maintain commercial general liability/product liability insurance with limits of not less than [ * ] per occurrence for general liability and product liability. With respect to all insurance coverage required under this Section 6.8, (i) Company shall, promptly upon SAFC’s request, furnish SAFC with certificates of insurance evidencing such insurance and (ii) all policies shall include provisions for at least thi rty [ * ] prior written notice of cancellation. SAFC, upon request, shall be named as an additional insured under the policies of insurance required by this Section 6.8. 6.9 S AFC Insurance. Without limiting its liability under this Agreement (except as may be otherwise expressly provided in this Agreement), during the Term and for [ * ] after the expiration or termination of this Agreement, SAFC shall obtain and maintain commercial general liability/product liability insurance with limits of not less than [ * ] per occurrence for general liability and product liability. With respect to all insurance coverage required under this Section 6.9, (i) SAFC shall, promptly upon Company’s request, furnish Company with certificates of insurance evidencing such insurance and (ii) all policies shall include provisions for at least [ * ] prior written notice of cancellation. Company, upon request, shall be named as an additional insured under the policies of insurance required by this Section 6.9. 7. Regulatory Matters; Compliance with Laws 7.1 R egulation of Manufacturing Process. If SAFC is required by the FDA, EMA, or any other Regulatory Agency to modify the Facility or validate or re-validate Manufacturing Processes that will impact the Manufacturing of SGD-1006, SAFC shall notify Company and consult with Company regarding the required activities. SAFC shall be responsible for the costs of any such validation or re-validation that is required due to the non-compliance of the Facility with cGMPs, due to SAFC’s breach of this Agreement or due to SAFC’s negligence or wilful misconduct; otherwise any such costs shall be borne by Company. 7.2 C orrespondence. SAFC will notify Company promptly, but no later than within [ * ], upon receipt of any correspondence from a Regulatory Agency, which relates to the SGD-1006, or any correspondence pertaining to or affecting the Manufacturing of SGD-1006, including, license status of SAFC, importation or exportation of SGD-1006, or SAFC’s quality systems or procedures. In addition, SAFC will cooperate with Company to provide to the Regulatory Agencies all documents and information [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 16 SAFC Rev May 2006

17/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED requested by such authority, including without limitation SAFC’s protocols, standard operating procedures and other written processes and procedures, equipment specifications, and licenses and drug master files, and shall submit to all inquiries, audits and inspections by the Regulatory Agencies. Company acknowledges that it may be permitted to cross-reference rather than have copies of certain proprietary documents of SAFC which are required for submission to regulatory authorities with respect to the Finished Product. 7.3 C ompliance with Laws; Authorizations. In performing this Agreement, each Party shall (i) comply with all Applicable Laws and (ii) obtain all releases, licenses, permits or other authorization required by any Regulatory Agency. 8. Confidentiality; Intellectual Property License 8.1 C onfidentiality Obligations of SAFC. In the course of the performance of this Agreement, Company may, from time to time, disclose Confidential Information of Company to SAFC or its Affiliates. Except as expressly permitted otherwise by the terms of this Agreement, SAFC shall: (i) maintain in confidence and not disclose the Confidential Information of Company to any third party, except on a need-to-know basis to SAFC’s (or its Affiliates’) employees and agents to the extent such disclosure is reasonably necessary in connection with SAFC’s (or its Affiliates’) activities as expressly authorized by this Agreement and upon obligations of confidentiality similar to those set forth herein; and (ii) not use or grant the use of the Confidential Information of Company for any purpose other than the performance of SAFC’s obligations hereunder. 8.2 C onfidentiality Obligations of Company. In the course of the performance of this Agreement, SAFC may, from time to time, disclose Confidential Information of SAFC to Company or its Affiliates. Except as expressly permitted otherwise by the terms of this Agreement, Company shall: (i) maintain in confidence and not disclose the Confidential Information of SAFC to any third party, except on a need-to-know basis to Company’s (or its Affiliates’) employees and agents to the extent such disclosure is reasonably necessary in connection with Company’s (or its Affiliates’) activities as expressly authorized by this Agreement and upon obligations of confidentiality similar to those set forth herein; and (ii) not use or grant the use of the Confidential Information of SAFC for any purpose other than the performance of Company’s obligations hereunder. 8.3 E xceptions. The provisions of Sections 8.1 and 8.2 above shall not apply to any Confidential Information of the disclosing Party that can be shown by competent evidence by the receiving Party: (a) To have been known to or in the possession of the receiving Party without any separate obligation of confidentiality before the date of its actual receipt from the disclosing Party; Commercial Supply - SGD-1006 17 SAFC Rev May 2006

18/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED (b) To be or to have become readily available to the public other than through any act or omission of any Party in breach of any confidentiality obligations owed to the disclosing Party; (c) To have been disclosed to the receiving Party, other than under an obligation of confidentiality, by a third party which is not known to the receiving Party to have had an obligation to the disclosing Party not to disclose such information to others; or (d) To have been subsequently independently developed by the receiving Party without use of or reference or access to the disclosing Party’s Confidential Information. 8.4 O wnership in Intellectual Property. Subject to the following paragraph, the rights of ownership in Intellectual Property, including any patent or patent application claiming such Intellectual Property, are retained by the Party that employs or otherwise engages the inventor, with inventorship being determined under U.S. patent law and with the rights in ownership being determined under this Agreement and in accordance with U.S. patent law. Accordingly, subject to the following paragraph, SAFC shall own Intellectual Property, made solely by employees or agents of SAFC, Company shall own Intellectual Property made solely by employees or agents of Company. The Party owning the Intellectual Property shall be responsible for all administration, filing and expenses related to the In tellectual Property unless such Intellectual Property is otherwise assigned under the provisions of this Agreement. Notwithstanding the foregoing, with respect to any Intellectual Property or other ideas, innovations or inventions (whether o r not patentable) developed by SAFC or Company acting alone or in conjunction with each other or third parties in activities conducted under the provisions of this Agreement and during the Term of this Agreement and relating: (i) to the [ * ], (ii) or to the [ * ] or the specific [ * ], including the [ * ], but not methods or processes of general manufacturing applicability or (iii) to and requiring use of Company Confidential Information, its know-how or patent rights (collectively, “Company Inventions”), Company shall own all proprietary rights to Company Inventions and such Intellectual Property or such ideas, innovations and inventions, and may obtain patent, copyright , and/or other proprietary protection relating to such ideas, innovations and inventions. SAFC hereby assigns and shall assign to Company all of SAFC’s right, title and interest in and to Company Inventions. 8.5 L icense. During the Term, Company hereby grants to SAFC a [ * ], [ * ] license under any Company Inventions, know-how, trade secrets, copyrights, designs, databases, discoveries, improvements and/or inventions (whether patentable or not) related to the SGD- 1006 or the Manufacture of the SGD-1006 that are owned or controlled by Company and that are useful for SAFC’s performance of its obligations under this Agreement, but only for such purposes and only to the extent useful for SAFC to perform its obligations under this Agreement. During the Term, SAFC hereby grants to Company a [ * ], [ * ] license under any SAFC Intellectual Property, know-how, trade [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 18 SAFC Rev May 2006

19/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED secrets, copyrights, designs, databases, discoveries, improvements and/or inventions (whether patentable or not) related to the SGD-1006 or the Manufacture of the SGD-1006 that are owned or controlled by SAFC, but only for such purposes and only to the extent useful for Company to perform its obligations under this Agreement. 9. Term and Termination 9.1 T erm. The initial period of this Agreement shall commence as of the Effective Date and shall continue in full force and effect until the [ * ] of the Commencement Date, unless earlier terminated as provided in Sections 9.2 and 9.3 below. Thereafter the Agreement shall be renewed automatically for additional [ * ], unless cancelled by one of the Parties upon at least [ * ] prior written notice. Such initial period and any renewal period shall be referred to herein as the “Term”. 9.2 T ermination. Notwithstanding the provisions of Section 9.1 above, the Parties may terminate this Agreement in the event of either of the following: (a) T ermination for Material Breach. Either Party may terminate this Agreement by written notice at a date set in the notice (allowing at least [ * ] for cure) in the event of a material breach of this Agreement by the other Party; provided that the breaching Party fails to cure such breach within [ * ] from the date of such notice. (b) I nsolvency. If either Party shall become insolvent or shall make or seek to make an arrangement with, or an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy shall be instituted by, on behalf of or against such Party, or if a receiver or trustee of such Party’s assets shall be appointed, or bankruptcy proceedings begin, the other Party may terminate this Agreement, as may be permitted by the applicable laws, with immediate effect. 9.3 T ermination by Company. Notwithstanding the provisions of Section 9.1 above, Company may terminate this Agreement in the event of any of the following: (a) Immediately in the event Company fails, for any reason, to receive regulatory approval from the U.S. Food and Drug Administration needed to sell and/or market the Finished Product. (b) Upon [ * ] prior written notice to SAFC, in the event Company notifies SAFC of the failure of SGD-1006 to meet the SGD-1006 Requirements pursuant to Section 4.1 (including shortages) [ * ] or more times in any [ * ] period or in respect of two consecutive shipments. (c) Pursuant to Section 2.6 (Changes to Specifications and Process), Section 6.2(h) (Debarment) and/or Section 11.17 (Force Majeure). (d) For any reason upon [ * ] written notice by Company. [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 19 SAFC Rev May 2006

9.4 Rights and Obligations Upon Termination.

(a) Return of Inventory and Confidential Information. In the event of any termination, SAFC shall return to Company: (i) all Company property (including but not limited to raw materials, equipment, samples, and data) at Company's expense, unless such termination shall have been as a result of a breach of this Agreement by SAFC in accordance with Section 9.2(a) or termination by Company in accordance with 9.3(b) or 9.3(c), in which case such property shall be returned at [*], except to the extent required to be retained by law or to comply with such Party's continuing obligations hereunder; and (ii) all Confidential Information of Company and shall make no further use of such Confidential Information without the prior written consent of Company.

(b) Payments. Termination of this Agreement shall not release either Party from the obligation to make payment of all amounts then or thereafter due and payable.

(c) Upon termination of this Agreement by SAFC pursuant to Section 9.2(a), Company shall [*] and all other outstanding inventory (meaning all raw materials that are specifically required and purchased by SAFC for the manufacture of the SGD-1006) to the extent that such items were reasonably acquired by SAFC to meet its obligations hereunder in a timely manner, [*].

(d) Technology Transfer. Upon Company's request and provided that the Agreement was not terminated by SAFC in accordance with Section 9.2(a) due to Company's breach, SAFC [*] will reasonably assist Company with the transfer of the Manufacturing Process and Specifications associated with the SGD-1006 to Company or its designee (in the event that the Agreement was terminated by SAFC in accordance with Section 9.2(a), Company shall have the option to have SAFC reasonably assist Company with the transfer of the Manufacturing Process and Specifications associated with the SGD-1006 to Company or its designee, [*]).

9.5 Surviving obligations. Termination or expiration of this Agreement shall not affect any accrued rights or obligations of either Party. The terms of Sections 2.7, 3.6, 4, 5.4, 5.5(c), 5.5(d), 5.5(e), 6.1, 6.2, 6.4 through 6.9, 7.2, 8.1 through 8.4, 9.4, 9.5, 10 and 11 of this Agreement shall survive termination of this Agreement.

10. Governing Law; Dispute Resolution

10.1 Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of [*], without regard to its conflict of law provisions. The U.N. Convention on International Sales of Goods shall not apply to this Agreement.

10.2 Good Faith Meeting. In the event of any dispute arising between the Parties concerning this Agreement, Company and SAFC agree that in the first place they shall meet for good faith discussions in an attempt to negotiate an amicable solution.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Commercial Supply - SGD-1006
SAFC Rev May 2006 20
SAFC Inspiring Science

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED 20/30

21/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED 10.3 A rbitration (a) Any dispute arising between the Parties out of or in connection with this Agreement, or the interpretation, breach or enforcement thereof that cannot be amicably resolved pursuant to Section 10.2 above within [ * ] as from the first notice of such dispute shall be finally settled by arbitration as set forth in this Section 10.3. (b) The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration to the extent that both Parties are domestic United States companies or in accordance with the International Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration to the extent that one of the Parties is not a domestic United States company, except, in each instance, as such rules may be modified herein or by mutual agreement of the Parties. (c) The seat of the arbitration shall be [ * ], and it shall be conducted in the English language. (d) The arbitration shall be conducted by three arbitrators. The Party initiating arbitration (“Claimant”) shall appoint an arbitrator in its request for arbitration (“Request”). The other Party (“Respondent”) shall appoint an arbitrator within [ * ] of receipt of the Request and shall notify the Claimant of such appointment in writing. If within [ * ] of receipt of the Request by the Respondent, either Party has not appointed an arbitrator, then that arbitrator shall be appointed by the American Arbitration Association. The first two arbitrators appointed in accord with this provision shall appoint a third arbitrator within [ * ] after the Respondent has notified Claimant of the appointment of the Respondent’s arbitrator or, in the event of a failure by a Party to appoint, within [ * ] after the American Arbitration Association has notified the Parties and any arbitrator already appointed of its appointment of an arbitrator on behalf of the Party failing to appoint. When the third arbitrator has accepted the appointment, the two arbitrators making the appointment shall promptly notify the Parties of the appointment. If the first two arbitrators appointed fail to appoint a third arbitrator or so to notify the Parties within the time period prescribed above, then the American Arbitration Association shall appoint the third arbitrator and shall promptly notify the Parties of the appointment. The third arbitrator shall act as Chair of the tribunal. (e) The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the Parties. The award may include an award of costs, including reasonable attorneys’ fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets. [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 21 SAFC Rev May 2006

22/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED (f) Notwithstanding Section 10.1 hereof, the arbitration and this Section 10.3 shall be governed by Title 9 (Arbitration) of the United States Code. (g) The Parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, the American Arbitration Association, the Parties, their counsel and any person necessary to the conduct of the proceeding, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise. 11. Miscellaneous 11.1 C onditional Effectiveness. The effectiveness of this Agreement is conditioned upon Company and SAFC duly executing and delivering the Quality Agreement. 11.2 P ublicity. Any public announcement or similar publicity with respect to this Agreement will be issued, if at all, at such times and in such manner as shall be mutually agreed in writing by the Parties. 11.3 U se of Names. SAFC shall not use the name of Company or the names of their employees, or representatives or Affiliates in any advertising materials or in any publication without prior written consent of Company. Company shall not use the name of SAFC or the names of their employees, or representatives or Affiliates in any advertising materials or in any publication without prior written consent of SAFC. Notwithstanding the foregoing, Company shall be entitled to identify SAFC as the source of the SGD-1006 in any regulatory submission without SAFC’s prior written consent. 11.4 M arks. Each Party reserves all rights to any name, trademark, service mark or logo (“Marks”) it may have or hereafter acquire. Neither Party shall by this Agreement obtain any right, title or interest in or to any Marks of the other Party or its Affiliates. Accordingly, neither Party shall use any Marks confusingly similar to or likely to cause confusion with the Marks of the other or of any other person or entity. Each use by a Party of any Marks of the other Party, whether in advertising or marketing materials, websites, company announcements or offering circulars, informational materials, public events, or otherwise, shall be subject to the prior written approval of the other Party. 11.5 L imitation of Liability. (a) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (SUCH AS LOST PROFITS) OR ANY SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, WHETHER BASED ON CONTRACT, NEGLIGENCE, STRICT LIABILITY, OTHER TORT OR OTHERWISE AND REGARDLESS OF WHETHER ANY PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Commercial Supply - SGD-1006 22 SAFC Rev May 2006

23/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED (b) EXCEPT AS SET FORTH IN SECTION 6.6 OR IN CASES OF SAFC’S [ * ], THE MAXIMUM LIABILITY OF SAFC UNDER THIS AGREEMENT FOR ALL CLAIMS, WHETHER IN CONNECTION WITH A WARRANTY CLAIM, AN INDEMNITY CLAIM, A COMBINATION THEREOF, OR OTHERWISE AND WHETHER ARISING UNDER CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY, A COMBINATION THEREOF, OR ANY OTHER THEORY OF LIABILITY OR INDEMNIFICATION SHALL NOT EXCEED, AN AMOUNT EQUAL TO [ * ] UNDER THE PROVISIONS OF THIS AGREEMENT [ * ]. The foregoing limitations in Section 11.5(a) and (b) above shall survive notwithstanding any failure of essential purpose of a limited remedy. 11.6 A ssignment; Successors; Subcontractors; Third-Party Beneficiaries. (a) Neither Party may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party, which will not be unreasonably withheld, except that subject to compliance with Section 2.6 regarding process and/or facility change(s), either Party may assign, in whole or in part, without such consent any of its rights or ob ligations under this Agreement (i) to any Affiliate of such Party, provided that any such assignment to an Affiliate shall not relieve such Party as the primary obligor hereunder, or (ii) in connection with the merger, consolidation or sale of the stock or substantially all of the assets of the such Party’s business responsible for the performance of this Agreement. (b) Subject to the preceding subsection (a), this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. (c) SAFC shall not utilize a third party to manufacture any portion or all of the SGD-1006 without first obtaining Company’ written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that SAFC is authorized to utilize a third party in the manufacture of SGD-1006, such third party shall be approved by SAFC’s and Company’ Quality Assurance departments. Any third party contract entered into by SAFC and that third party shall contain a provision that allows Company to audit such third party’s facilities. SAFC agrees that it shall remain liable for the performance of SAFC’s obligations hereunder in the event that SAFC is authorized to use a third party to perform SAFC’s obligations on its behalf. It shall be deemed reasonable for Company to withhold consent to SAFC’s utilization of a third party to manufacture any portion of the SGD-1006 in the event that such utilization would have a substantial likelihood of (a) impairing or jeopardizing any pending or actual regulatory approval for the manufacture of the SGD-1006, (b) adversely affecting the regulatory status of the SGD-1006 or (c) materially delaying delivery schedules, increasing the pricing or adversely affecting the quality of the SGD-1006. [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 23 SAFC Rev May 2006

24/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED (d) Nothing expressed or referred to in this Agreement will be construed to give any person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns. 11.7 T ransactions Outside Scope of Agreement. Other than as expressly provided for otherwise in this Agreement, this Agreement shall in no way limit or restrict the ability of either Party or any Affiliate of such Party to offer its products or services to any other person. 11.8 N o Transfer of Rights. No transfer, grant or license of rights under any patent or copyright or to any proprietary information or trade secret is made or is to be implied by this Agreement except as may be expressly stated otherwise herein. 11.9 I ndependent Contractors. The Parties undertake to carry out this Agreement as independent contractors. No franchise, partnership, joint venture or relationship of principal and agent is intended by this Agreement. Neither Party is authorized, in the name of or on behalf of the other Party, to incur any obligation, receive any benefit or right or otherwise bind the other Party. All employees, agents, representatives and contractors of a Party are solely those of such Party and no acts thereof will be binding upon the other Party. 11.10 W aiver. The failure or the delay of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of such Party thereafter to enforce such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach of this Agreement. 11.11 S everability. Should any provision of this Agreement become void or be cancelled, then the other provisions shall remain in full force and effect. If a provision of this Agreement should be void or should be declared void, then the Parties will attempt to replace it by another valid provision or will leave the provision unreplaced by mutual consent. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. 11.12 A ppendices. All appendices attached hereto are hereby incorporated in and made a part of this Agreement as if fully set forth herein. 11.13 E ntire Agreement. This Agreement, including all appendices hereto, contains the final, complete and exclusive agreement of the Parties relative to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. Commercial Supply - SGD-1006 24 SAFC Rev May 2006

25/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED 11.14 A mendment. This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by written amendment signed by the Parties hereto. 11.15 N otices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile (with written confirmation of transmission), (iii) when received by the addressee if sent by registered or certified mail (return receipt requested) or if sent by an internationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a Party may designate by notice to the other Party): If to Company: Seattle Genetics, Inc. 21823 - 30th Drive S.E. Bothell, WA 98021 Attention: President & CEO Facsimile No.: (425) 527-4001 With a copy to: Seattle Genetics, Inc. 21823 - 30th Drive S.E. Bothell, WA 98021 Attention: General Counsel Facsimile No.: (425) 527-4001 If to SAFC: [ * ] [ * ] [ * ] Facsimile No.:[ * ] With a copy to: SAFC [ * ] [ * ] Attention: Legal Department Facsimile No.: [ * ] With a copy to: [ * ] [ * ] [ * ] Attention: [ * ] Facsimile No.: [ * ] 11.16 S ection Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms. [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 25 SAFC Rev May 2006

26/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED 11.17 F orce Majeure. Any events that cannot be prevented by either one of the Parties, such as fire, flood, war, strike, civil unrest, terrorism, natural catastrophes, government acts and regulations, and other cases of force majeure beyond a Party’s control, will free the affected Party for the duration of the event from its obligations under this Agreement. As soon as there is an indication of an event of force majeure, the Party affected by it will advise the other Party immediately or as soon as practical of the effect of such event on this Agreement and about the measures to be taken to mitigate such effect. The Parties are obligated to mitigate damages and to resu me the fulfilment of the contractual obligations as quickly as possible. Notwithstanding anything to the contrary, Company may cancel without penalty (and shall have no obligation to pay any amounts attributable to the Compliance Level or firm Purchase Orders applicable to any period following the date of the force majeure event) (a) any and all Purchase Orders in the event SAFC is unable to fulfil an outstanding purchase order within [ * ] of its scheduled delivery date due to a force majeure event and/or (b) this Agreement if the force majeure event affects SAFC’s ability to perform pursuant to this Agreement for more than an aggregate of [ * ] in any [ * ]or any consecutive period of [ * ]. Provided that this Agreement has not been terminated in accordance with 11.17(b) hereof, upon cessation of such force majeure event, the affected Party shall promptly resume performance on all Purchase Orders which have not been terminated. 11.18 E xpenses. Except as otherwise expressly provided in this Agreement, in the appendices hereto or in any agreement or other document expressly referenced herein and forming a part hereof, including the Quality Agreement, each Party to this Agreement will bear its respective expenses incurred in connection the performance of its obligations hereunder. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of a Party arising from a breach of this Agreement by the other. 11.19 C ounterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. 11.20 G overning Language. The validity, interpretation, construction and performance of this Agreement shall be in accordance with the English language. If this Agreement is translated into another language and there is a conflict between the non-English version and the English version, then the English version shall control. IN WITNESS WHEREOF, the Parties intending to be bound by the terms and conditions hereof have caused this Agreement to be signed effective as of the Effective Date by their duly authorized representatives. [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 26 SAFC Rev May 2006

27/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED SAFC, an operating division of Sigma-Aldrich, Inc. Seattle Genetics, Inc. By: /s/ Gilles Cottier By: /s/ Clay B. Siegall Name: Gilles Cottier Name: Clay B. Siegall, Ph.D. Title: President, SAFC Title: President & CEO Commercial Supply - SGD-1006 27 SAFC Rev May 2006

28/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED APPENDIX 1 QUALITY AGREEMENT [ * ] [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 1 SAFC Rev May 2006

29/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED APPENDIX 2 SPECIFICATIONS [ * ] [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 2 SAFC Rev May 2006

30/30 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED APPENDIX 3 PRICING [ * ] [ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Commercial Supply - SGD-1006 1 SAFC Rev May 2006